UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 26, 2020

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 14, 2020, Ultra Petroleum Corp. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary Chapter 11 proceedings and filed a prearranged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Chapter 11 cases are being jointly administered under the caption In re Ultra Petroleum Corp., et al., Case No. 20-32631. During the pendency of the bankruptcy proceedings, the Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

First Amendment to the Restructuring Support Agreement

On June 26, 2020, the Debtors entered into the First Amendment to the Restructuring Support Agreement (the “RSA Amendment”) with the requisite consenting parties thereto (the “Consenting Stakeholders”) to permit the Debtors to enter into and perform under an agreement to purchase that certain gathering system (the “LGS Gathering System”) as described under the Company’s lease agreement with Pinedale Corridor, LP (“Pinedale”) as described below.

Purchase Agreement

As previously disclosed on June 22, 2020 and in connection with the Chapter 11 cases, the Debtors filed a motion for approval of the Purchase Agreement (as defined below) [Docket No. 301], and on June 26, 2020, the Bankruptcy Court approved such motion and entered an order approving the Purchase Agreement [Docket No. 333] (the “PSA Order”).

In accordance with the PSA Order, on June 28, 2020, the Company’s indirect wholly-owned subsidiary, Ultra Wyoming, LLC (“Ultra Wyoming”), entered into a purchase and sale agreement (the “Purchase Agreement”), by and between Ultra Wyoming and Pinedale, pursuant to which, among other things, Ultra Wyoming agreed to purchase the LGS Gathering System for a purchase price of $18.0 million. On June 30, 2020, Ultra Wyoming and Pinedale closed the transaction contemplated by the Purchase Agreement in accordance with the terms thereof.

The above descriptions of the terms of the RSA Amendment and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full texts of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Restructuring Support Agreement, dated as of June 26, 2020, between the Debtors and the Consenting Stakeholders party thereto.

10.2*	Purchase and Sale Agreement, dated as of June 28, 2020, between Ultra Wyoming, LLC and Pinedale Corridor, LP.

*	The exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2020

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary